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                                                                      Exhibit 21

                             RESTRICTED SUBSIDIARIES
                              OF HARTE-HANKS , INC.
                              As of March 31, 1999



                                                                       State of
Name of Corporation                                                 Organization               % Owned
-------------------                                                 ------------               -------
DiMark, Inc.                                                        New Jersey                    100%

DiMark Marketing, Inc.                                              Pennsylvania                  100%(1)

Direct Market Concepts, Inc.                                        Florida                       100%

DMK, Inc.                                                           Delaware                      100%(2)

The Flyer Publishing Corporation                                    Florida                       100%

Harte-Hanks Data Technologies, Inc.                                 Massachusetts                 100%

Harte-Hanks Delaware, Inc.                                          Delaware                      100%

Harte-Hanks Direct, Inc.                                            Delaware                      100%

Harte-Hanks Direct Marketing/Baltimore, Inc.                        Maryland                      100%

Harte-Hanks Direct Marketing/Cincinnati, Inc.                       Ohio                          100%

Harte-Hanks Direct Marketing/Dallas, Inc.                           Delaware                      100%

Harte-Hanks Direct Marketing/Fullerton, Inc.                        California                    100%

Harte-Hanks do Brazil Consultoria e Servicos Ltda.                  Brazil                        100%(3)

Harte-Hanks Limited                                                 England                       100%(3)

Harte-Hanks Market Research, Inc.                                   New Jersey                    100%

Harte-Hanks Partnership, Ltd.                                       Texas                         100%(6)

Harte-Hanks Pty. Limited                                            Australia                     100%(3)

Harte-Hanks Response Management/Austin, Inc.                        Delaware                      100%

Harte-Hanks Response Management/Boston, Inc.                        Massachusetts                 100%

Harte-Hanks Response Management Call Centers, Inc.                  Delaware                      100%

Harte-Hanks Response Management Europe                              Belgium                       100%

Harte-Hanks Shoppers, Inc.                                          California                    100%

Harte-Hanks Stock Plan, Inc.                                        Delaware                      100%

H&R Communications, Inc.                                            New Jersey                    100%(2)

HTS, Inc.                                                           Connecticut                   100%

Information for Marketing Limited (shell corporation)               England                       100%(5)

Marketing Communications, Inc.                                      Missouri                      100%

Mars Graphic Services, Inc.                                         New Jersey                    100%(4)

NSO, Inc.                                                           Ohio                          100%

Printing Management Services, Inc.                                  Delaware                      100%

PRO Direct Response Corp.                                           New Jersey                    100%(2)

Southern Comprint Co.                                               California                    100%

Spectral Resources, Inc.                                            New York                      100%


(1) Owned by Mars Graphic Services, Inc.

(2) Owned by DiMark Marketing, Inc.

(3) Owned by Harte-Hanks Data Technologies, Inc.

(4) Owned by DiMark, Inc.

(5) Owned by Harte-Hanks Limited

(6) 99.5% Owned by Harte-Hanks Delaware, Inc.
      .5% Owned by Harte-Hanks, Inc.